2021 Financial Results and Strategic Goals

February 3, 2022

EVANS BANCORP INC.

David J. Nasca
President & CEO

John B. Connerton
Executive Vice President & CFO



Safe Harbor Statement

This presentation includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include the impacts from COVID-19, competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies. These risks and uncertainties are more fully described in Evans Bancorp's Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

EVANS BANCORP INC.

Year in Review

	Q4 21	Full Year 2021
Net Income	$5.9M	$24.0M
Diluted EPS	$1.06	$4.37
ROA	1.07%	1.12%
ROE	12.98%	13.71%
ROATCE*	14.11%	14.96%
Net Interest Margin	3.74%	3.57%
Efficiency Ratio	66.8%	66.8%

Delivered record annual net income

Commercial and residential loan originations totaled a record $431 million – offset the historic prepayment and repayment activity during the year

Successfully supported businesses in our community with another round of Paycheck Protection Program (PPP) loans

Drove growth in cost effective core deposits

Strengthened credit quality

Ended year with a strong commercial loan pipeline of greater than $90 million

Evans continues to meet the challenges of this unique operating environment

** The calculation of the average tangible common stockholders' equity ratio excludes goodwill and intangible assets from average stockholders' equity.*

EVANS BANCORP INC.

Paycheck Protection Program (PPP)

($ millions)	Loans Originated	Forgiveness / Payments	Remaining balance at 12/31/21	SBA Fees Received	SBA Fees Recognized	Remaining SBA Fees to Recognize
Phase 1	$203	$199	$4	$7.4	$7.3	$0.1
Phase 2	$94	$73	$21	$4.9	$4.2	$0.7
Total	**$297**	**$273**	**$24.9**	**$12.3**	**$11.5**	**$0.8**

Platform to build and add relationships and offer other products and services

Added ~850 new commercial customers – nearly doubled commercial base

PPP fees recognized in interest income were $8.8 million in 2021 compared with $2.9 million in 2020

Note: Totals may not sum due to rounding

EVANS BANCORP INC.

Refined Strategic Objectives to Drive Next Level of Growth



Commercial and Residential Lending

Commercial:

- Expect to achieve mid-single digit loan growth
- Significant experience and talent were added to the Commercial Real Estate and Commercial & Industrial Teams in both Buffalo and Rochester, New York, expanding penetration in those markets and introducing new contacts and clients to Evans

Residential:

- Significantly expanded the mortgage team and plan to continue that expansion in 2022 and going forward
- A more substantial mortgage program adds diversity to our revenue stream and complements our insurance agency and large and successful commercial banking business



Evans Insurance Agency

Building out a strong and experienced sales force to further strengthen and competitively support existing business retention and new policy sales

EVANS BANCORP INC.

Refined Strategic Objectives to Drive Next Level of Growth

Technology Evolution

Aligned to focus on advancing customer experience, operational efficiency and scalability

Leverage robotic process and workflow automation and evaluate opportunities to partner with financial technology providers as part of our overall digital transformation strategy

Goal to deliver strong and stable IT support for Bank growth

Focus on Talent

Talent and culture are true differentiators for Evans and key determinants for our success

Learning and development efforts, combined with consistent company and manager-led communication and programs, and focus on team empowerment and diversity

Concentrated heavily on preparing our team for the continuously changing environment and future technology enhancements

Community

Evans seeks to meet its values and honor its promise as a community based financial institution

Continue to support community projects and contribute our resources and business expertise to programs and entities that enrich our community

Metrics to Measure Our Success

Near term performance goals over the next one to two years

ROA	ROATCE*	Efficiency
0.95% – 1.05%	12% – 14%	65% – 67%

ROA = Return on average total assets
ROATCE = Return on average tangible common stockholders' equity: the calculation of the average tangible common stockholders' equity ratio excludes goodwill and intangible assets from average stockholders' equity
Efficiency = efficiency ratio, or noninterest expenses divided by the sum of net interest income and noninterest income

EVANS BANCORP INC.

Evans Core Values


CUSTOMER FOCUS
OWNERSHIP & ALIGNMENT
INTEGRITY
PASSION
VALUING OTHERS
TALENT

CUSTOMER FOCUS

Build and maintain strong relationships. Be responsive. Provide customized solutions.

TALENT

Be the best at what you do. Act professionally. Demonstrate teamwork. Be efficient and effective. Be empowered and empower others.

OWNERSHIP & ALIGNMENT

Set high standards. Work towards shared goals. Demonstrate accountability. Create value.

INTEGRITY

Do the right thing even when it's not easy. Be truthful. Earn trust and confidence. Ethical Conduct, Culture of Respect/Respectful dialogue. Having courage to speak up if you see something that is wrong.

VALUING OTHERS

Support community involvement. Be a good listener. Be approachable. Be respectful. Provide a safe and rewarding work environment. Demonstrate commitment to each other.

PASSION

Demonstrate energy and enthusiasm. Seek opportunities. Embrace challenges and change. Be creative.

Conference Call and Webcast Playback

- Replay Number: 412-317-6671 passcode: 13725932
- Telephone replay available through Thursday, February 10, 2022
- Webcast / Presentation / Replay available at https://evansbancorp.q4ir.com
- Transcript, when available, at https://evansbancorp.q4ir.com

EVANS BANCORP INC.